EXHIBIT 4.3
                          NATIONAL BOSTON MEDICAL, INC.

Certificate of Designation Establishing the 12% Convertible Cumulative Redeemable Stock, Series A and Fixing the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations and Restrictions, of the 12% Convertible Cumulative Redeemable Preferred Stock, Series A.

     There is hereby established a new series of the preferred stock ("Preferred Stock") National Boston Medical, Inc., a Delaware corporation ("Corporation"), to which the following powers, designations, preferences and relative, participating, option and other special rights, and the qualifications, limitations or restrictions, of the shares of such new series of preferred stock shall apply:

1.   Designation and Rank

     The series (this "Series") of shares of Preferred Stock shall be designed as 12% Convertible Cumulative Redeemable Preferred Stock, Series A (the "Series A Preferred Stock"), and each share of Series A Preferred Stock shall have a liquidation value of $25,000 per share. Shares of Series A Preferred Stock shall have a liquidation preference of $25,000 per share equal to any dividends declared but unpaid, without interest.

     The Series A Preferred Stock shall rand prior to common stock of all classes (collectively, "Common Stock") of the Corporation and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (the common Stock and such other classes and series of equity, securities of the Corporation are collectively referred to herein as the "Junior Stock"), other than any class or series of equity securities of the Corporation expressly designated as ranking on a party with (the "Parity Stock") or senior to (the "Senor Stock") the Series A Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Corporation. The Series A Preferred Stock shall be subject to the creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Charter of the Corporation.

     The number of shares of Series A. Preferred Stock may be increased or decreased form time to time by a vote of not less than a majority of the members of the board then in office, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of any outstanding options, rights or warrants, if any, to purchase shares of Series A Preferred Stock, or convertible into shares of Series A Preferred Stock.

2.   Dividends

     (a) Payment of  Dividends.  Holders of shares of Series A  Preferred  Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative cash (except as provided below) dividends at an annual rate of 12% of the $25,000 liquidation preference per share ($1,500.00 per share bi-annually), and no more. Such cumulative dividends shall be payable, if declared, bi-annually on November 31, and May 31, in each year, or if such day is not a business day, on the next business day (each such date, a "Dividend Payment Date"). If the Corporation elects, the Corporation may make dividend payments in shares of Common Stock of the Corporation issued at 90% of the then current market price of the Common Stock ("Dividend Stock");' provided, however, no fractional shares or scrip representing any factional shares shall be issued. Instead of any fractional shares of Dividend Stock which would otherwise be issuable upon election of the Corporation to make dividend payments in the form of Common Stock, the Corporation shall pay a cash adjustment in respect of such fractional share of Common Stock in an amount equal to the same fraction of 90% of the then current market price of a share of Common Stock. For these purposes, the "current market price" shall mean the average of the daily closing prices for thirty (30) consecutive business day prior to such dividend payment date. The closing price for each day shall be the last sale price regular way, or, in case no such report of sale takes place on such day, the average of the last reported bid and asked prices regular way in either case on a principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to listing on such exchange, the average of the highest reported bid and lowest reported ask price as reported by NASDAQ, or similar organization if NASDAQ is not longer reporting such information, or if not so available, the fair market price as determined by the board of Directors. The first Dividend Payment Date shall be May 31, 1998. Each declared dividend shall be payable to holders or record of the Series A Preferred Stock as they appear on the stock books of the Corporation at the close of business on such record dates, not more than forty-five (45) calendar days nor fewer than ten (10) calendar days preceding the Dividend Payment Date therefor, as determined by the board of Directors (each such date, a "Record Date"). Annually dividend periods (each a "Dividend Period") shall commence on a Dividend Payment Date provided, however, that the first Dividend Period (the "Initial Dividend Period") shall commence on and include November 30, 1997.

     The amount of dividends payable on each share of the Series A Preferred Stock for each full Dividend Period during which such share is outstanding shall be $1,500.00. The amount of dividends payable for the Initial Dividend Period and for any Dividend Period which, as to a share of Series A Preferred Stock (determined by reference to the issuance date and the redemption or retirement date thereof), is other than one full Dividend Period shall be computed on the basis of a 360-day year composed of twelve (12) thirty (30) day months and the actual number of days elapsed in the Initial Dividend Period of such Dividend Period.

     Holders of the Series A Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Series A Preferred Stock declared by the Board of Directors which may be unpaid. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest declared but unpaid cash dividend with respect to the Series A Preferred Stock.

     (b) Dividends Cumulative. The right of holders of Series A Preferred Stock to receive dividends shall commence to accrue and shall be cumulative from and including the date of its original issuance and shall be cumulative whether or not they have ben paid or declared.

     (c) Priority as to Dividends. No full dividends shall be declared or paid or set apart for payment on any Parity Stock or Junior Stock for any Dividend

Period unless full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for such Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series A Preferred Stock and any Parity Stock, dividends declared on the Series A Preferred Stock and Parity Stock shall only be declared pro rata based upon the respective amounts that would have been paid on the Series A Preferred Stock and such Parity Stock had dividends been declared in full.

     In addition to the foregoing restriction, the Corporation shall not declare, pay or set apart funds for any dividends or other distributions (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Stock of the Corporation or repurchase, redeem or otherwise acquire, or set apart funds for repurchase, redemption or other acquisition of, any Common Stock or other Junior Stock through a sinking fund or otherwise, unless and until (i) the Corporation shall have paid full dividends on the Series A Preferred Stock for the most recent preceding Dividends Periods or funds have paid over to the dividend disbursing agent of the Corporation for payment of such dividends, and (ii) the Corporation has declared a dividend on the Series A Preferred Stock for the current Dividend Period, and sufficient funds or Dividend Stock have been paid over or delivered to the dividend disbursing agent for the Corporation for the payment of such dividend for such current Dividend Period..

     No dividend shall be paid or set aside for holders of Series A Preferred Stock for any Dividend Period unless full dividends have been paid or set aside for the holders of each class or series of equity securities of the Corporation, if any, ranking prior to the Series A Preferred Stock as to dividends for such Dividend Period.

     (d) Any reference to "dividends" or "distributions" in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

3.   Redemption

     (a) General. The shares of Series A Preferred Stock may be redeemed by the Corporation or its successors or any acquiring or resulting entity with respect to the Corporation (including by any parent or subsidiary of the Corporation, any such successor, or any such acquiring or resulting entity), as applicable, at its option, in whole or in part, at any time or from time to time, upon notice as provided in subsection (b) of this Section 3, by resolution of the board of Directors of the Corporations or its successor or any acquiring or resulting entity with respect to the Corporation (including by any parent of subsidiary of the Corporation, any such successor, or any such acquiring or resulting entity), as applicable, at price equal to $27,500 per share, plus, in each case, an amount in cash equal to all declared and unpaid dividends to the date fixed for redemption, without interest, or the holders, at their sole option, may elect on or before the redemption date (as set forth in the notice of said redemption) to convert the shares of Series A Preferred Stock into shares of Common Stock of the Corporation as set forth in Section 6 hereinbelow.

     The aggregate redemption price payable to each holder of record of Series A Preferred Stock to be redeemed shall be rounded to the nearest cent ($0.01).

     If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation will select those shares to be redeemed pro rata, by lot or such other methods as the Board of Directors in its sold discretion determines to be equitable. If redemption is being affected by the Corporation, on and after the redemption date, dividends shall cease to accrue on the shares of Series A Preferred Stock called for redemption, and they shall be deemed to case to be outstanding, provided that the redemption price (including any declared but unpaid dividends to the date fixed for redemption) has been duly paid or provided for. If redemption is being effected by an entity other than the Corporation, on and as of the redemption date such entity shall be deemed to own the shares being redeemed for all purposes hereof provided that the redemption price (including the amount of any declared but unpaid dividends to the date fixed for redemption) has been duly paid or provided for.

     (b) Notice of Redemption. Notice of any redemption, setting forth (i) the date and place fixed for said redemption, (ii) the redemption price and (iii) a statement that dividends on the shares of Series A Preferred Stock (A) to be redeemed by the Corporation will cease to accrue on such redemption date, or (B) to be redeemed by an entity other than the Corporation will thereafter accrue solely for the benefit of such entity, shall be mailed, postage prepaid, at least thirty (30) days, but not more than sixty (60) days, prior to said redemption date to each holder of record of Series A Preferred Stock to be redeemed at his or her address as the same shall appear on the stock books of the Corporation. If less than all of the shares of Series A Preferred Stock owned by such holder are then to be redeemed, such notice shall specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares. Notice of any redemption shall be given by first class mail, postage prepaid. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given wether or not the holder receives such notice.

     If such notice of redemption shall have been so mailed , and if, on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation (or other entity as provided in Subsection (a) of this Section 3) separate and apart from its funds in trust for the account of the holders of shares of Series A Preferred Stock to be redeemed (so as to be and continue to be available thereof), then, on and after said redemption date, notwithstanding that nay certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation or transfer, the shares of Series A Preferred Stock
(A) so called for redemption by the corporation shall be deemed to be no longer outstanding and all rights with respect to such shares of Series A Preferred Stock so called for redemption shall forthwith case and terminate, or (B) so called for redemption by an entity other than the Corporation shall be deemed owned for all purposes hereof by such entity, except in each case for the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Corporation of such other entity) of their certificates.

     In the event that holders of shares of Series A Preferred Stock that shall have been redeemed shall not within two (2) years (or any longer period if required by law) after the redemption date claim any amount deposited in trust with Corporation or trust company for the redemption of such shares, such Corporation or trust company shall, upon demand and if permitted by applicable law, pay over to the Corporation (or other entity that redeemed the shares) any such unclaimed amount so deposited with it, and shall thereupon, be relieved for all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation (or other entity that redeemed the shares) for payment of the redemption price thereof, but without interest from the date of redemption.

     (c) Status of Shares Redeemed. Shares of Series A Preferred Stock redeemed, purchase or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as share of any series of Preferred Stock other than as shares of Series A Preferred Stock.

4.   Liquidation Preference

     (a) Liquidating Distributions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to receive for each shares thereof, out of the assets of the Corporation legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of the assets shall be made to holders of shares of Common Stock or any other Junior Stock (subject to the rights of the holders of any class or series of equity securities having preference with respect to distributions upon liquidation and the Corporation's general creditors, including its depositors), liquidating distributions in the amount of $25,000 per share, plus an amount per share equal to any dividends declared bu unpaid, without interest.

     If the amounts available for distribution in respect of shares of Series A Preferred Stock and any outstanding Parity Stock or not sufficient to satisfy the full liquidation rights of all of the outstanding shares of Series A Preferred Stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any liquidating distribution of assets by the Corporation. All distributions made in respect of Series A Preferred Stock in connection with such a liquidation, dissolution or winding up of the corporation shall be made pro-rata to the holders entitled thereof.

     (b) In the event of liquidation, National Boston Medical, Inc. further grants to the Series A Preferred Stock an assignment of all product rights, including the manufacturing and formula rights to the products of the Corporation, together with the assignment of executory contracts relating to those products. Exercise of these rights is at the sole option of the preferred stockholders.

     (c) Consolidation, Merger or Certain Other Actions. Neither the consolidation, merger or other business combination of the Corporation with or into any other person, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

5.   Voting Rights

     Holders of shares of Series A Preferred Stock shall have no voting rights.

6.   Conversion Rights

     The holders of shares of Series A Preferred Stock shall have rights to convert such shares into shares of the common stock of the Corporation. The Series A Preferred Stock are convertible at the option of the holder, in whole or in part, at any time (the "Initial Conversion Date") and prior to maturity into Common Stock of the Corporation at the price per share of Common Stock which equals (i) $2.50 per share, or (ii) such adjusted price as may from time to time be adjusted (the "Conversion Price"). No fractional shares or scrip representing any factional shares shall be issued; instead of any fractional shares of such Common Stock which would otherwise be issuable upon such conversion, the Corporation shall pay a cash adjustment in respect of such fractional shares of Common Stock in an amount equal to the same fraction of the then current market price of a share of Common Stock. Accrued dividends through the date of conversion will be paid to the holder in cash or, at the election of the Corporation, in Common Stock valued at the then current market price of a share of Common Stock. For these purposes, "current market price" shall have the meaning ascribed thereto in Section 2(a) hereof. In the event that the Corporation shall, at any time prior to the exercise of conversion rights hereunder: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock into the same or different number of share with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of conversion rights, the holder thereof shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Corporation, or such reclassified share of stock of the Corporation, or such shares of the securities or property of the Corporation resulting from such transfer, or such assets of the Corporation, which it would have been entitled to received had it exercised such conversion rights prior to the happening of any of the foregoing events. Additionally, in the event of any of the foregoing events or transactions, the Conversion Price shall be appropriately adjusted if necessary.

     Each Series A Preferred Stock if converted into Common Stock, as prescribed above, will also entitle the holder to Warrants to purchase a number of shares of Common Stock, at a price of $2.50 per share, during a five (5) year period, commencing on the date of issuance of the shares of Common Stock so converted equal to the number of shares of Common Stock received by the holder upon such conversion. The Warrants are redeemable by the Corporation, at its sole option, at a redemption price of $2.50 per share underlying the Warrants to be redeemed, at any time commencing from the date of issuance, upon not less than thirty (30) days prior written notice, if the current market price of the Common Stock equals or exceeds $5.00 per shares for any sixty (60) consecutive trading day period during which the shares of Common Stock underlying the Warrants to be redeemed are the subject of an effective and current registration statement under the Act. If notified by the Corporation of its intent to redeem the

Warrants as set forth hereinabove, the holders of such Warrants, at their sole discretion and option, may elect to convert those Warrants to an equal number of shares of Common Stock by so notifying the Corporation within thirty (30) days form receipt of the notification off the Corporation's intent to redeem same.

7.   No Sinking Fund

     No sinking fund shall be established for the retirement of shares of Series A Preferred Stock.

8.   Preemptive or Subscription Rights

     No holder of shares of Series A Preferred Stock shall have any preemptive or subscription rights in respect of any shares of the Corporation that may be issued.

9.   No Other Rights

     The shares of Series A Preferred Stock shall not have any designation preferences or relative, participating, optional or other special rights except as set forth herein, or as otherwise required by law.

10.  Compliance with Applicable Law

     Declaration by the Board of Directors and payment by the corporation of dividends to holders of the Series A Preferred Stock and repurchase, redemption or other acquisition by the Corporation (or another entity as provided in subsections (a) and (b) of Section 3 hereof) of shares of Series A Preferred Stock shall be subject in all respect to any and all restrictions and limitations placed on dividends, redemptions or other distributions by the Corporation (or any such other entity) under (i) laws, regulations and regulatory conditions or limitations applicable to or regarding the Corporation (or any such other entity) from time to time and (ii) agreements betwe4en the Corporation and its creditors from time to time effect.

Signatures:

National Boston Medical, Inc.

By: ___________________________           By:
      Daniel Hoyng, President/CEO               Signature of Purchaser

Date:_________________________            Date:_________________________

                                          By:
                                          Signature of joint Purchaser (if any)

                                          Date:

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART IN THE ABSENCE COUNSEL REASONABLE SATISFACTORY TO THE COMPANY IN FORM AND SUBSTANCE REASONABLE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT EXISTS WITH RESPECT TO THE PROPOSED SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION.

                          NATIONAL BOSTON MEDICAL, INC.
                          COMMON STOCK PURCHASE WARRANT
                             CERTIFICATE TO PURCHASE
                             SHARES OF COMMON STOCK

                   VOID AFTER 5:00 P.M. NEW YORK LOCAL TIME ON
                          5 YEARS FROM DATE OF ISSUANCE

This Warrant Certificate certifies that , or registered assigns, is the registered Holder ("Holder") of Common Stock Purchase Warrants ("Warrants") to purchase shares of common stock $.01 par value per shares ("Common Stock"), of National Boston Medical, Inc., a Delaware corporation (the "Company"). Each Warrant enables the Holder to purchase from the Company at any time until 5:00 p.m. New York, New York local time on [5 years from date of issuance] one fully paid and non-assessable share of Common Stock (individually, a "Share" and collectively the "Shares") upon presentation and surrender of this Warrant Certificate and upon payment of the purchase price of $2.50 per shares (the "Exercise Price"); provided, however, that if the current market price per Share of Common Stock exceeds $5.00 for sixty (60) consecutive trading days during which the Shares underlying the Warrants to be redeemed were the subject of an effective and current registration statement under the S3ecurities Act of 1933, as amended (the "Act"), then the Company may, in its sole option, redeem some or all of the Warrants at a redemption price of$2.50 for Shares underlying the Warrants to be redeemed. For purposes of computing the exercise price the term "current market price per Share of Common Stock" shall mean the "Market Price" as defined in Section 11(a) hereof. Payment shall e made in lawful money of the United States of America by certified check payable to the Company. Such payment shall be made at the principal office of the Company at 43 Taunton Green, Suite 3, Taunton, MA 02780. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

The Warrants represented by this Warrant Certificate are issuable upon the conversion of the Preferred Shares in a private placement as described in a certain Confidential Private Placement Term Sheet dated November 17, 1997 (the "Private Placement") for a five (50) year period, commencing on the date of issuance.

           1. Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this

Warrant  Certificate  shall be exercise in part,  the Holder shall e entitled to
receive  upon   surrender   hereof  another   Warrant   Certificate  or  Warrant
Certificates evidencing the number of Warrants not exercised.

           2. No Holder shall be deemed to the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (wither upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

           3. Each Holder consents and agrees with the Company and any other Holder that:

          (a) this Warrant Certificate is exercisable by the holder in person or by an attorney duly authorized in writing at the principal office of the Company in whole or in part;

          (b) anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a share an amount of cash based upon the current market value (or book value, if there shall be no public market value for shares purchasable upon exercise hereof); and

          (c) the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever.

           4. The Company shall maintain books for the transfer and registration of Warrants. Upon the tr4ansfer of any Warrant, the Company shall issue and register the Warrants in the names of the new Holders. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary (or Assistant Secretary) of the Company. Such to Paragraph 10, the Company shall offer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instruction for transfer. Upon any transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be canceled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchase upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Exercise Price; provided, however, that if, at the date of surrender and payment, the transfer books of the Shares shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either in whole or from time to time in part (but in no event with respect to less than 100 Shares).

           5. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in the name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

           6. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange in substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

           7. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and nonassessable.

           8. Subject and pursuant to the provisions of this paragraph, the purchase price and number of Shares subject to this Warrant Certificate shall be adjusted from time to time as set forth hereinafter:

          (a) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then the Exercise Price shall be proportionately decreased as of the close of business on the date of record of said dividend.

          (b) If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the
     Exercise Price immediately prior to such subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the Exercise Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

          (c) In case the Company after the date hereof shall distribute to all of the Holders of outstanding shares of Common Stock any securities or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the State of Delaware), the Board of Directors shall be required to make such equitable adjustment in the Exercise Price, as in effect immediately prior to the record date for such distribution, as may be necessary to preserve for the Holder rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to the happening of such distribution. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such distribution.

          (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that Holders of Common Stock shall be entitled to receive stock, securities, cash, or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute a supplemental Warrant Certificate providing that each Holder shall have the right thereafter and until the expiration date to exercise a Warrant for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by Holder of the number of shares of Common Stock for the purchase of which such Warrant might heave been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 8.

          (e) If at any time after the date of issuance hereof the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities" other than:

               (i) shares issued in a transaction described in subparagraph (f) of this Paragraph 8; or

               (ii) shares issued, subdivided or combined in transactions described in subparagraphs (a) or (b) of this Paragraph 8;

     for a consideration per shares which is less than the then current market price per shares of Common Stock, then the Exercise Price in effect immediately prior to such issuance or sale (the "Applicable Exercise Price") shall, and thereafter upon each issuance or sale, the Applicable Exercise Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Exercise Price shall equal a price determined by multiplying the Applicable Exercise Price by a fraction, the numerator of which shall be:

                         (A) the sum of (x) the total number of shares of Common
Stock outstanding immediately prior to such issuance plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subparagraph (g) below for the issuance or sale of such additional Common Stock or Convertible Securities deemed to be an issuance of Common Stock as provided in subparagraph (h) below, would purchase (including any consideration received by the Company upon the issuance of any shares of Common Stock or convertible Securities since the date the Applicable Exercise Price became effective not previously included in any computation resulting in an adjustment pursuant to this subparagraph (e)) at the then current market price per share of Common Stock, and the denominator of which shall be

                         (B)  the  total   number  of  shares  of  Common  Stock
outstanding (or deemed to be outstanding as provided in subparagraph (g)) immediately after the issuance or sale of such additional shares.

For purposes of this Paragraph 8 the current market "current market price per share" of Common Stock at any date shall be deemed to be the average daily closing prices for the thirty (30) consecutive business days before such date. The closing price for that day shall be the last sale price regular way or, in case no such reported sales takes place on such day the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange, on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported ask prices is reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Company. The current market price per share of Common Stock shall be reduced appropriately to take into account the restricted nature of any securities issued by the Company and the issuance or sale of larger blocks of its securities.

If, however, the Applicable Exercise Price thus obtained would result in the issuance of a lesser number of shares upon conversion than would be issued at the initial Exercise Price specified in the first paragraph hereof, the Applicable Exercise Price shall be such initial Exercise Price.

     (f) Anything in this Paragraph 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made in connection with:

          (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, previously adopted, or as may hereafter, be adopted, by the Company's Board of Directors, for the benefit of the Company's employees, consultants or directors, as any such plans or arrangements may hereafter be amended from time to time;

          (ii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof;

          (iii) to shareholders of any corporation or other entity the stock or assets of which is acquired by, or which merges into the Company (the "Target Company") in proportion to their stock holdings of the Target

     Company immediately prior to such acquisition or merger, upon such acquisition or merger, provided that the Target Company does not at the time of such merger beneficially own in excess of or, if the Target Company is an Affiliate, that the Company has obtained a fairness opinion from a recognized investment banking firm as to the consideration receive by the Company in connection with such acquisition or merger; or

          (iv) in a bona fide public offering pursuant to a firm commitment underwriting.

     (g) For the purpose of subparagraph (a) above, the following provisions shall also be applied:

          (i) In the case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the company for such shares, before deducting therefrom any commissions, compensations or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

          (ii) In the case of the issuance of Convertible Securities, the consideration received by the Company therefore shall be deemed to be the amount of cash if any, received by the Company for the issuance of such rights or Convertible Securities, plus the minimum amounts of cash and fair value of other consideration if any, payable to the Company upon the exercise of such rights or options or payable to the Company on conversion of such Convertible Securities.

          (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined n good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accredited value to the date of such cancellation, but not including nay premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

          (iv) In case of the issuance of addition shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such obligations or shares converted or exchanged, before deducting from such consideration so received by the Company any expenses, commissions or compensations incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of upon the original issue of all such obligations or shares. The amount of compensation received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consid3eration, if any, other than such obligations or shares received by the Company upon such conversion or exchange shall be determined in the same manner as provided in subparagraphs (i) through (iii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

     (h) for purposes of the adjustments provided for in subparagraph (e) above, if at any time, the Company shall issue any Convertible Securities the Company shall be deemed to have issued at the same time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

     (i)  On the  expiration,  cancellation  or  redemption  of any  Convertible
Securities, the Exercise price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, canceled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock. Therefore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made only on the basis of the Exercise Price as readjusted under this subparagraph (i) for all transactions (which would have affected said adjusted Exercise Price) made after the issuance or sale of such Convertible Securities.

     (j) Anything in this Paragraph 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such Exercise Price; provided, however, that any adjustments which by reason of this subparagraph (j) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Paragraph shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

     (k) Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (l) Upon any adjustment of the Exercise Price pursuant to any provisions contained in this Paragraph 8, the number of Shares issuable upon exercise of a Warrant shall be changed to the number of Shares determined by dividing (i) the aggregate Exercise Price payable for the purchase of all Shares issuable upon exercise of the Warrant immediately prior to such adjustment by (ii) the Exercise Price per Share in effect immediately after such adjustment.

9.   In case at any time:

          (i) the Company shall pay any dividend payable in stock upon the Common Stock or make any distribution (other than regular cash dividends) to the Holders of the Common Stock;

          (ii) the Company shall offer for subscription pro-rata to the Holders of the Common Stock any additional shares of stock of any class or other rights;

          (iii) there shall be any capital reorganization or reclassification the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets, to another corporation; or

          (iv)  there  shall  e  a   voluntary   or   involuntary   dissolution,
     liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder of the date on which (x) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (v) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the Holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall e given at least 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in the Paragraph.

     10. (a) The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferees of any Shares, by his or its acceptance thereof, agrees that (i) no public distribution of Warrants or Shares will be made in violation of the Securities Act of 1933 as amended (the "Act"), and (b) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirement of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

     (b) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

          (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not only apply to any such Warrant, Shares or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act Pursuant to Rule 144(k) of the Act; or

          (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

     (c) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement.

     11. (a) The Warrants are redeemable by the Company, at its sole option, in whole or in part from time to time, at a redemption price equal to $2.50 per Share underlying the Warrant to be redeemed at any time commencing from the date of issuance, upon not less than thirty (30) days prior written notice, if the current market price per Share of Common Stock exceeds $5.00 for any sixty (60) consecutive trading day period, during which the Shares underlying the Warrants to be redeemed were the subject of an effective and current registration statement under the Act., provided, however, that if notified by the Corporation of its intent to redeem the Warrants as set forth hereinabove, the Holders of such Warrants, at their sole discretion and option, may elect to convert those Warrants to an equal number of shares of Common Stock by so notifying the Corporation within thirty (30) days from receipt of the notification of the Corporation's intent to redeem same. The sixty (60) consecutive trading day period ending on the third business day prior to the date the notice of redemption is given hereinafter referred to as the "Measurement Period". Notwithstanding the foregoing, the Company shall not be entitled to redeem any of the Warrants represented by this Certificate, unless the issuance of the Shares into which the Warrants are exercisable has been registered under the Act at all times during the applicable Measurement Period and shall continue to be so registered at all times between the date on which the notice of redemption is given and the "Redemption Date" (as hereinafter defined). For purposes hereof, "Market Price" shall mean the average of the daily closing prices for five (5) consecutive business days prior to such dividend payment date. The closing price for each day shall be the last sale price regular way, or, in case no such report of sale takes place on such day, the average of the last reported bid and asked prices regular way in either case on a principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to listing on such exchange, the average of the highest reported bid and lowest reported ask price as reported by NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

     (b) In the event the Company shall elect to redeem all or any part of the Warrants, the Company shall fix a date for redemption (the "Redemption Date"). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days from the date fixed for redemption to the registered Holder of this Warrant Certificate at its last address as it shall appear on the Company's Warrant Certificate registry books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. Any right to exercise a Warrant being redeemed shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date.

     (c) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender of this Certificate to the Company by or on behalf of the Holder thereof, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the redemption price of each Warrant being redeemed. Form and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder with respect thereto, except the right to receive payment of the redemption price, shall cease.

     (d) If less than all of the Common Stock purchase warrants sold in the Private Placement are called for redemption by the Company, the particular Common Stock purchase warrants to be redeemed shall be selected at random by the Company in such manner as the Company in its discretion may deem fair and appropriate. If there shall be drawn for redemption less than all of the Warrants represented by the Warrant Certificate, the Company shall execute and deliver, upon surrender of this Warrant Certificate, without charge to the Holder, a new Warrant Certificate representing the unredeemed balance of the Warrants represented by this Warrant Certificate.

     12. In accordance with the Private Placement, the Company has obligated itself to use its best efforts to (i) prepare and file under the Act a registration statement relating to the Shares (the term "registration statement" as used herein being deemed to include any form which may be used to register a distribution of securities to the public for cash); (ii) prepare and file with the appropriate state blue sky authorities the necessary documents to register or qualify the Shares, provided that the Company shall only be required to register or qualify the Shares in the states where the Preferred Shares have been registered or qualified; and (iii) use its best efforts to cause registration statements to become effective and to keep such registration statement and state blue sky filing current and effective for five (5) years; provided, however, the Company will have no such obligation to keep effective a registration statement with regard to the Shares which is then outstanding if it agrees to purchase the Shares at the then current market price of the Shares.

     All expenses in connection with preparing and filing any registration statement (and any registration or qualification under the blue sky laws of the states in which the offering will be made under such registration statement) shall be borne in full by the Company, except that the underwriting commissions and expanses attributable to the Shares so registered and the fees and disbursements of counsel, if any, to the holders of the Shares shall be borne by such holders. The Company may include other securities in any such registration statement.

     As a precondition to such registration and qualification each holder of the Shares will provide the Company with sufficient information to permit and qualification and will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration stateem4etn or contained in a prospectus furnished under the Act or caused by any omission to state of a material fact therein necessary to make the statements therein not misleading, insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission based upon information furnished in writing to Company by any such holder expressly for use in any registration statement or prospectus. In addition, each holder will execute and deliver all such documents and undertakings as the Company may deem necessary or desirable for purposes of compliance with applicable fede3ral and state securities laws. The Company's obligation as set forth above with respect to each holder are contingent on such holder's satisfaction of his or its obligations as set forth above.

     13. (a) This Warrant shall be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to conflict of laws principles.

     (b) This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the matter hereof, and superseded all prior and contemporaneous Agreement and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any provision hereof may be changed, waived or amended orally or any manner other than by an agreement in writing signed by the Holder and the Company.

     (c) Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

        Company:             National Boston Medical, inc.
                             43 Taunton Green, Suite 3
                             Taunton, MA 02780
                             Attention: Daniel J. Hoyng, President

        Holder:              At the address shown for the Holder
                             in the registration book maintained by Company.

     (d) If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law or any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Hoder to the full extent permitted by law and to the and that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

     IN WITNESS THEREOF, has caused the Warrant Certificate to be signed by its duly authorized officers as of the day of , 1998.

                         NATIONAL BOSTON MEDICAL, INC.
                         By:
                         Name:
                          Daniel J.  Hoyng, President/CEO

                          NATIONAL BOSTON MEDICAL, INC.
                                 (the "Company")

                                                                  $2,000,000.00

$25,000 12% Convertible Cumulative Redeemable Preferred Stock, Series A

This Confidential Private Placement Term Sheet ("Term Sheet") relates to the private placement of up to 80 shares of $225,000 12% Convertible Cumulative redeemable Preferable Stock, Series A (each, a "Preferred Share"), each convertible into (a) shares of the Company's common stock, $.01 par value per share (the "Common Stock") at a price of $2.50 per share, and (b) redeemable Common Stock purchase warrants ("Warrants") to purchase a number of shares of Common Stock, at a price of $2.50 per shares, equal to such number of share of Common Stock issued upon conversion of the Preferred Share; each Warrant will be exercisable for a five (5) year period commencing on the date of conversion of the Preferred Share; provided, however, that if the price of the Common Stock exceeds $5.00 per share for sixty (60) consecutive trading days, during which the shares of Common Stock underlying the Warrants to be redeemed are the subject of an effective and current registration statement under the Act, then the Company may, at its sole option, redeem some or all of the Warrants at a redemption price of $2.50 per share underlying the Warrants to be redeemed, provided however, that holders, upon notification of Corporation's intent to convert, shall have the option to convert eh Warrants to Common Shares within thirty (30) days of such notification . Dividend payments on each Preferred Shares shall be made semi=annually on each May 31, and November 30 commencing May 31, 1998 at the rate of 12% per annum payable in cash or, at the election of the Company, in common Stock, (based on a 10% discount on the then current market price of the Common Stock, as more fully defined herein). Each Preferred Share may be redeemed any time upon thirty (30) days written notice to the holder at price equal to $25,000 per share, or the holders, at their sole option, may elect on or before the redemption date to convert the Series A Preferred Stock into shares of Common stock. See "DESCRIPTION OF THE PREFERRED SHARES" for a more complete description of the terms of the Preferred Shares and the Warrants.

The Preferred Shares offered hereby are being offered by the Company only to persons who meet the definition of "Accredited Investor" set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act). The company reserves the right to sell up to 20 Preferred Shares in excess of 80 Preferred Shares. For more information concerning the offering procedures see "TERMS OF THE OFFERING."

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER APPLICABLE STATE SECURITIES LAWS, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED

UPON THE ACCURACY OR ADEQUACY OF THIS TERM SHEET OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."

------------------------------------------------------------------------------
                     Price to Investor  Selling Commission  Proceeds to Company1
Per Preferred Share   $      25,000      $        3,750      $     21,250
Total Maximum2        $   2,000,000      $      300,000      $  1,700,000
------------------------------------------------------------------------------
--------
           1The Company reserves the right to sell in excess of the maximum. 2Assumes a selling commission on each sale of the Preferred Shares offered hereby.

                          NATIONAL BOSTON MEDICAL, INC.

                            SUBSCRIPTION INSTRUCTIONS
                                       TO
                             SUBSCRIPTION AGREEMENT
                                       FOR
              PRIVATE PLACEMENT TERM SHEET, DATED NOVEMBER 17, 1997

1.   Subscription Agreement

     READ THE SUBSCRIPTION AGREEMENT IN ITS ENTIRETY. It contains certain statements and certain representations required to be made by each subscriber. Complete, date, and sign the signature page (page 9 of the Subscription Agreement) and return the executed Subscription Agreement, together with payment in full for the number of Preferred Shares subscribed for, to the Company at the address set forth in item 3 below.

2.   Certificate for Corporate, Partnership, Trust and Joint Purchasers

     If the purchaser is a corporation, partnership, trust or two or more individuals purchasing jointly, not the specific instructions that appear in the Certificate of corporate, Partnership, trust and Joint Purchasers. Please date and sign the Certificate.

3.   Payment

     You will be required to submit the executed Signature Page and tender the correct purchase price in cash, check (made payable to "National Boston Medical, Inc."), wire transfer or similar payment (or surrender of Notes) in order to complete your subscription. The minimum investment is one Preferred Share at $25,000 per Preferred Shares. See Paragraph 5 to the Subscription Agreement.

     Deliver or mail items 1, 2 and 3 to: National Boston Medical, Inc., 43 Taunton Green, Suite 3, Taunton, MA, 02780, Attention Daniel J. Hoyng, President.

               ALL INFORMATION SHOULD BE TYPED OR PRINTED IN INK.
                       ANY CORRECTIONS MUST BE INITIALED.

                          NATIONAL BOSTON MEDICAL, INC.

                             SUBSCRIPTION AGREEMENT

To:        National Boston Medical, Inc.
           43 Taunton Green, Suite 3
           Taunton, MA 02780
           Attention: Daniel J.  Hoyng, President

     1. Agreed Subscription; Purchase Price. The undersigned hereby subscribes for Shares of Series A, Preferred Stock (minimum subscription one Share) as described in the Confidential Private Placement term Sheet, dated November 17, 1997 (the "Term Sheet") issued by National Boston Medical, Inc., a Delaware corporation (the "Company") at price of $25,000 per Share. The undersigned agrees to promptly tender to the Company payment of the full subscription price of $25,000 in cash or principal amount of Notes outstanding per Share.

     The undersigned agrees that this subscription is and shall be irrevocable, but that it may be rejected, in whole or in part, by the Company, and that the obligations of the undersigned hereunder will terminate if this subscription is not accepted by the Company. The undersigned understands that the Company will notify him if this subscription has been rejected for any reason. If this subscription is rejected, the payment tendered by him will be returned to him forthwith, without interest on deduction. If this subscription is accepted by the Company, the amount of the payment tendered by him will be applied in accordance with the description set forth in the Term Sheet and Section 5 hereof.

     2. Acknowledgments of Subscriber; Economic Risk; No Liquidity. The undersigned understands and agrees that an investment in the Preferred Shares is not a liquid investment. In particular and in addition to the representations in
Section 3 hereof, the undersigned recognizes, acknowledges and agrees that:

     2.1 The undersigned must bear the economic risk of investment in the Preferred Shares (and the component securities) for an indefinite period of time, since the Preferred Shares (and the component securities) have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws ("State Acts"), and, therefore, cannot be transferred or sold unless either they are subsequently registered under the Act and applicable State Act, or an exemption from registration is available and a favorable opinion of counsel to that effect is obtained.

     2.2 The undersigned will have only those limited rights to register under the Act and applicable State Acts the Common Stock underlying the Securities included in the Preferred Shares as are described in the Term Sheet.

     3. Subscriber's Representations. The undersigned represents to and agrees with the Company that:

     3.1 The undersigned and his purchaser representative(s), if any, have carefully reviewed and understand the risks of and other considerations relating to a purchase of the Preferred Shares.

     3.2 The undersigned and his purchaser representative(s), if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information set forth in the Term Sheet and have had all of their inquiries to the Company answered in full, and have been furnished all requested material relating to the Company, the offering and sale of the Preferred Shares and any other matter described in the Term Sheet.

     3.3 Neither the undersigned nor his purchaser representative(s), if any, have been furnished any offering literature by the Company or any of their affiliates, associates or agents, other than the Term Sheet and the exhibits and attachments thereto.

     3.4 The undersigned is acquiring the Preferred Shares for which he hereby subscribes as principal for his own investment account, and not (1) with a view to the resale or distribution of all or any part thereof, (2) on behalf of another person who has not made the foregoing representation, or (3) in order for any person to acquire less than the minimum subscription required hereunder, unless a lesser subscription specifically has been accepted by the Company.

     3.5 The undersigned is an accredit investor, as defined in Rule 501(a) of Regulation D promulgated pursuant of the Act, by virtue of the fact that (INITIAL APPLICABLE CHOICES):

          (i) The undersigned had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the most recent two year or joint income with the undersigned's spouse in excess of $300,000 in each of such years and reasonable expects to have income of at least the same level for the current year.

          (ii) The undersigned has an individual net worth, or a combined net worth with the undersigned's spouse, in excess of $1,000,000. For purposes of this Subscription Agreement, "individual net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities.

          (iii) The undersigned is a director or executive officer of the Company.

          Accredited Partnership, corporation, trust or other investors must initial at least one of the following statements.

          (iv) The undersigned is a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in secan 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section

     2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefit of its employees if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          (v) The undersigned is a private business development company as defined in section 2002(a)(22) of the Investment Advisors Act of 1940.

          (vi) The undersigned is an organization described in section 501(c)(3) of the internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed of the specific purpose for acquiring the securities offered, with total assets in excess of $5,000,000.

          (vii) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

          (viii) All of the equity owners of the undersigned qualify as accredited investors under one of the statements set forth above.

     3.6 The undersigned has evaluated the risks of investing in the Company and has substantial experience in making investment decisions of this type or is relying on his investment decision.

     3.7 The undersigned understands the fundamental aspects of and risks involved in an investment in the Company's Preferred Shares, including (1) the speculative nature of the investment, (2) the financial hazards involved, including the risk of losing the entire investment, (3) the lack of liquidity and the restrictions on transferability of the Preferred Shares (4) the very limited registration rights regarding the Dividend Stock and Conversion Stock, as such terms are defined in the Term Sheet, (5) the inherent risks relating to the business of the Company, and (6) the fact that the Company has a history of losses, a limited operating history, limited capital resources, may require additional financing and has accumulated deficit.

     3.8 The address set forth on the Subscription Agreement Signature Page hereof is the undersigned's true and correct principal address, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

     3.9 The undersigned, if a corporation, partnership, trust or other form of business entity, (1) is authorized and otherwise duly qualified to purchase and hold the Preferred Shares, (2) has its principal place of business at its residence address set forth on the Subscription Agreement Signature Page hereof,
(3) has not been formed for the specific purpose of acquiring the Preferred Shares, and (4) has submitted and executed all documents required pursuant to the Certificate for Corporate, Partnership, Trust and Joint Purchasers and Special Subscription Instructions. The person executing this Subscription Agreement and all other documents related to the offering hereby represents that he is duly authorized to execute and deliver all such documents on behalf of the entity. IF THE UNDERSIGNED IS ONE OF THE AFOREMENTIONED ENTITIES, IT HEREBY AGREES TO SUPPLY ANY ADDITIONAL WRITTEN INFORMATION THAT MAY BE REQUIRED BY THE COMPANY.

     3.10 All of the information that the undersigned has heretofore furnished to the Company, or that is set forth herein with respect to himself, his financial position, and his business and investment experience, is correct and complete as of the date hereof, and, if there should be any materiel change in such information prior to the closing of the sale of the Preferred Shares, the undersigned will immediately furnish the revised or corrected information to the Company.

     3.11 The undersigned agrees to be bound by all of the terms and conditions of the offering made by the Term Sheet including the Exhibits thereto.

     3.12 No person other than the undersigned will have a direct or indirect interest in the Preferred Shares subscribed for hereby.

     3.13 The undersigned consents to the placement of a legend on any certificate(s) or other document evidencing the Preferred Shares (if separately certificated) including the Dividend Stock or Conversion Stock, stating that such securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sales thereof. The undersigned is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.

     3.14 The undersigned understands that the Company will review this Subscription Agreement and is hereby given authority by the undersigned to call his bank or place of employment or otherwise review the financial standing of the undersigned; and it is further agreed that the Company reserves the unrestricted right to reject or limit in whole or in par any subscription and to close the offer at any time.

     3.15 To the extent the purchaser of the Preferred Shares is represented by an investment advisor, the investment advisor makes the following additional representations:

          (i) it has full power and authority to execute and deliver this Subscription Agreement on behalf of each of the purchasers for whom it is executing this Subscription Agreement ("Represented Purchasers") such Represented Purchaser's investments in the Preferred Shares are not prohibited by applicable laws, and such investment advisor's acting on behalf of such represented Purchasers with respect to such investments is also not prohibited by applicable laws. Upon investment advisor's execution and delivery of this Subscription Agreement on behalf of a Represented Purchaser, and upon execution and delivery of this Subscription Agreement by the Company, this Subscription Agreement will constituted the valid, binding and enforceable obligation of such Represented Purchaser.

          (ii) it is an investment advisor registered as such under the Investment Advisors Act of 1940. It is acting as an investment advisor to each of the Represented Purchaser's funds be utilized to acquire the Preferred Shares.

          (iii) it has knowledge and experience in financial and busin3ess matters in general and in similar investments in particular so as to be capable of evaluating the merits and risk of an investment in the Preferred Shares. Attached to the signature page of this Subscription Agreement is the written evidence of discretionary authority of the investment advisor with respect to each of the represented purchasers.

4.   State Law Legends

     4.1 Colorado Residents. The undersigned acknowledges that the Preferred Shares, the Dividend Stock and the Conversion Stock have not been registered under the Colorado Securities Act (the "Colorado Act"), and therefore cannot be sold or transferred by the investor except in a transaction which is exempt under the Colorado Act or pursuant to an effective registration thereunder.

     4.2 Connecticut Residents. The undersigned acknowledges that the Preferred Shares, the Dividend Stock and the Conversion Stock have not been registered under the Connecticut Uniform Securities Act, as amended (the "Connecticut Act"), and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that such securities will not be transferred or sold without registration under the Connecticut Act or exemption therefrom.

     4.3 Florida Residents. As described in the introductory pages of the Term Sheet, Florida investors have, under certain circumstances, a right of recission pursuant to Section 517.061(11)(a)(5) of the Florida Securities and Investor Protection Act.

     4.4 Kansas. The undersigned acknowledges that the Preferred Shares, the Dividend Stock and the Conversion Stock have not been registered under the Kansas Securities Act (the "Kansas Act"), and therefore cannot be sold or transferred by the investor except in a transaction which is exempt under the Kansas Act or pursuant to an effective registration thereunder.

     4.5 Minnesota. The undersigned acknowledges that the Preferred Shares, the Dividend Stock and the Conversion Stock have not been registered under the Minnesota Securities Act (the "Minnesota Act"), and therefore cannot be sold or transferred by the investor except in a transaction which is exempt under the Minnesota Act or pursuant to an effective registration thereunder.

     4.6 New Jersey Residents. The undersigned acknowledges that the Preferred Shares, the Dividend Stock and the Conversion Stock have not been approved or disapproved by the Bureau of Securities of the State of New Jersey, nor has the Bureau passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     4.7 New York Residents. Each New York purchaser of the Preferred Shares understands that this offering of Preferred Shares of the Company has not been reviewed by the attorney general of the State of New York. The undersigned understands that any offering literature used in connection with this offering has not been pre-filed with the attorney general and has not been reviewed by the attorney general prior to its use. The attorney general of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The Preferred Shares are being purchased for the undersigned's own account for investment, and not for distribution or resale to others. The undersigned agrees that he will not sell or otherwise transfer the Preferred Shares or the component securities unless they are registered under the federal Securities Act of 1933 or unless and exemption from such are registration is available. The undersigned represents that he has adequate means of providing for this current needs and possible personal contingencies, and that he has no need for liquidity of this investment.

     4.8 Ohio. The undersigned acknowledges that the Preferred Shares, the Dividend Stock and the Conversion Stock have not been registered under the Ohio Securities Act (the "Ohio Act"), and therefore cannot be sold or transferred by the investor except in a transaction which is exempt under the Ohio Act or pursuant to an effective registration thereunder.

     4.9 Oregon. The undersigned acknowledges that the Preferred Shares, the Dividend Stock and the Conversion Stock have not been registered under the Oregon Securities Act (the "Oregon Act"), and therefore cannot be sold or transferred by the investor except in a transaction which is exempt under the Oregon Act or pursuant to an effective registration thereunder.

     4.10 Texas Residents. The undersigned hereby acknowledges that the Preferred Shares, the Dividend Stock and the Conversion Stock cannot be sold unless they are subsequently registered under the Securities Act of 1933, as amended, and the Texas Securities Act, or an exemption from registration is available. The undersigned further acknowledges that because such securities are not readily transferable, he must bear the economic risk of his investment for an indefinite period of time.

5.   Terms of Subscription and Closing

     5.1 The subscription will begin as of the date of the Term Sheet and will terminate at 11:59 p.m. eastern time on January 31, 1999 (the "Termination Date"). The Preferred Shares will be offered on an eight (80) Preferred Shares "best efforts," no minimum basis. The minimum subscription per subscriber shall be one (1) Series A, Preferred Shares ($25,000).

     5.2 The Company reserves the right in its discretion, to (i) offer and sell up to 20 Preferred Shares in excess of the 80 shares maximum; and (ii) extend the Termination Date. The Company is not required to notify any Preferred Shares or the extension of the Termination Date.

     5.3 Upon receipt and acceptance by the company of subscription documents and payment (collected funds or surrendered Notes) for Preferred Shares, the Company shall, with reasonable dispatch, issue and mail the Preferred Shares so purchased to investors (the "Closing"). Since there is no minimum offering, upon receipt of payment (clearance of funds) and executed Subscription Agreement in form and substance satisfactory to the Company, the company will issue Preferred Shares as collected funds or surrendered Notes are received. Preferred Shares will accrue dividends from the date of issuance.

     5.4 Subscriptions will not be deemed accepted by the Company until the latest to occur of (I) receipt from an investor of a duly executed and completed Subscription Agreement; (ii) satisfaction, in the Company's sole discretion that the subscriber is an accredited investor; and (iii) collected funds or surrendered Notes with respect to such subscription. Subscriptions may not be withdrawn by a subscriber after delivery of the executed Subscription Agreement. The Company may, in its sole discretion, accept or reject the subscription of any person in whole or in part.

6. The foregoing representations are true and accurate as of the date hereof, shall be true and accurate as of the date of the execution of this Subscription Agreement, and shall survive such date. If, in any respect, such representations shall not be true and accurate prior to or upon the execution of this Subscription Agreement, the undersigned shall give written notice of such fact to the Company, specifying which representations are not true and accurate and the reasons therefor, with a copy to his purchaser representative(s), if any.

7.   This subscription is not transferable or assignable by the undersigned.

8. This subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

9. This Subscription Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles.

                          NATIONAL BOSTON MEDICAL, INC.

                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

           The undersigned hereby subscribes for the number of Preferred Shares set forth below as described in the Confidential Private Placement term Sheet, dated November 17, 1997 issued by National Boston Medical, Inc., a corporation organized under the laws of Delaware. The entire Subscription Agreement, of which this is the signature page, is provided as additional documentation to the Term Sheet.

    1.  Dated:              , 1998

    2.   Number of Preferred Shares:

    3. Subscription Price ($25,000 in cash, minimum subscription one (1) preferred share)
         -----------------------------------


Signature of Subscriber (and             Taxpayer Identification or
title, if applicable)                    Social Security Number



Signature of Joint Purchaser            Taxpayer Identification or
(if any)                                Social Security Number

Name and Residence Address              Mailing Address, if Different
(Not Post Office Address)               From Residence Address:


Name (please print)                     Name (please print)


Number and Street                       Number and Street


City       State     Zip Code           City       State     Zip Code

Subscription for     Preferred Shares accepted as of                     , 1998.

                          NATIONAL BOSTON MEDICAL, INC.

                                By: